Independent Auditors' Consent


The Board of Directors
Audiovox Corporation:


We consent to the use of our report dated January 25, 1999, with respect to the consolidated balance sheets of Audiovox Corporation and subsidiaries as of November 30, 1998 and 1997, and the related consolidated statements of income
(loss), stockholders? equity and cash flows for each of the years in the three-year period ended November 30, 1998, incorporated herein by reference.



                                                         s/KPMG LLP
                                                          KPMG LLP


Melville, New York
August 3, 1999


                                  Exhibit 23.1